UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2020

Whole Earth Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38880	38-4101973
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 S. Wacker Drive

Suite 3150
Chicago, IL 60606

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (312) 840-6000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	FREE	The NASDAQ Stock Market LLC
Warrants to purchase one-half of one share of common stock	FREEW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

Equity Purchase Agreement

On November 10, 2020, Whole Earth Brands, Inc. (“Whole Earth” or the “Company”) executed and closed a definitive Equity Purchase Agreement (the “Purchase Agreement”) with RF Development, LLC (“RF Development”), Swerve, L.L.C. (“Swerve LLC”), and Swerve IP, L.L.C. (“Swerve IP” and together with Swerve LLC, “Swerve”). Swerve is a manufacturer and marketer of a portfolio of zero sugar, keto-friendly, and plant-based sweeteners and baking mixes. Upon the terms and subject to the conditions set forth in the Purchase Agreement, at the closing, Whole Earth purchased all of the issued and outstanding equity interests of both Swerve LLC and Swerve IP from RF Development, and both Swerve LLC and Swerve IP became wholly-owned subsidiaries of Whole Earth (the “Transaction”). The Transaction was structured to simultaneously sign and close, was not subject to any closing conditions, and closed on November 10, 2020.

Pursuant to the terms of the Purchase Agreement, Whole Earth paid RF Development $80,000,000 in cash for all of the issued and outstanding membership interests of both Swerve LLC and Swerve IP, and is subject to customary post-closing adjustments.

The Purchase Agreement contains customary representations, warranties and covenants of the parties thereto. The assertions embodied in those representations and warranties were made for purposes of the Purchase Agreement, and are qualified by information in disclosure schedules that the parties have exchanged in connection with the execution of the Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. In addition, certain representations and warranties were made as of a specific date, may be subject to a contractual standard of materiality different from what an investor might view as material, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters as facts.

The foregoing descriptions of the Purchase Agreement and the transactions contemplated thereby are not complete and are subject to and qualified in their entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To finance a portion of the acquisition described in Item 2.01 above, the Company utilized approximately $47.9 million under its $50 million revolving loan facility with Toronto Dominion (Texas) LLC, the terms of which were disclosed in the Current Report on Form 8-K filed by the Company on June 30, 2020.

Item 7.01	Regulation FD Disclosure.

On November 10, 2020, the Company issued a press release announcing the acquisition of Swerve LLC and Swerve IP. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

On November 10, 2020, the Company issued an announcement presentation, entitled “Whole Earth Brands Acquires Swerve.” The announcement presentation is attached as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report on Form 8-K will not be deemed an admission as to the materiality of any information contained in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2.

Item 9.01.	Financial Statements and Exhibits.

(a)       Financial statements of business acquired.

As permitted by Item 9.01(a)(4) of Form 8-K, the Company will, if required, file the financial information required by Item 9.01(a)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

1

(b)       Pro forma financial information.

As permitted by Item 9.01(b)(2) of Form 8-K, the Company will, if required, file the financial information required by Item 9.01(b)(1) of Form 8-K pursuant to an amendment to this Current Report on Form 8-K not later than seventy-one (71) calendar days after the date that this Current Report on Form 8-K must be filed.

(d)       Exhibits.

Exhibit No.	Description

2.1†	Equity Purchase Agreement, dated as of November 10, 2020, by and among Whole Earth Brands, Inc., RF Development, LLC, Swerve, L.L.C., and Swerve IP, L.L.C.

99.1	Press Release, dated November 10, 2020.

99.2	Announcement Presentation, dated November 10, 2020, entitled “Whole Earth Brands Acquires Swerve”.

†	Certain schedules and exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished supplementally to the SEC upon request.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whole Earth Brands, Inc.

Dated: November 12, 2020	By:	/s/ Andrew Rusie
	Name:	Andrew Rusie
	Title:	Chief Financial Officer

3